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                                                                    Exhibit 99.1

                                                       [LOGO OF LOCKHEED MARTIN]


Information

                                                           For Immediate Release
                                                           ---------------------


 .  LOCKHEED MARTIN INCREASES FREE CASH FLOW ESTIMATES FOR 2000
 .  REAFFIRMS 2000 EARNINGS PER SHARE OUTLOOK
 .  INCREASES 2001 EPS GUIDANCE


BETHESDA, MD, September 20, 2000 - Lockheed Martin (NYSE: LMT) Chairman and CEO Vance Coffman today announced that he expects an increase in the Corporation's estimated year 2000 free cash flow to at least $1.5 billion versus the previous estimate of at least $900 million. The Corporation also estimates it will generate at least $2.3 billion in free cash flow during the two years 2000 and 2001 combined versus previous estimates of $1.7 billion.

"We have made free cash flow generation a top priority," Coffman said. "Our working capital performance has improved across all of our business areas which is the primary basis for our strong cash flow performance to-date. These benefits are the direct result of the strategy we announced last September to focus on our core aerospace and defense customers, divest certain noncore businesses, and restore our balance sheet."

Coffman, while reaffirming the 2000 Earnings Per Share (EPS) outlook at $1.05, said he projects 2001 EPS to increase approximately 20 percent over the 2000 estimate, or about $1.25. He also reaffirmed the Corporation's longer term annual 15 - 25 percent EPS growth expectations. These estimates exclude nonrecurring and unusual items.

Headquartered in Bethesda, Maryland, Lockheed Martin is a global enterprise principally engaged in the research, design, development, manufacture and integration of advanced-technology systems, products and services. The Corporation's core businesses are systems integration, space, aeronautics, and technology services. Lockheed Martin had 1999 sales surpassing $25 billion.

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Media Contact:  James Fetig, 301-897-6352; e-mail, james.fetig@lmco.com
                                                   --------------------
Investor Contact:  Randa Middleton, 301-897-6455; e-mail,

randa.c.middleton@lmco.com
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                 For additional information, visit our website:
                             www.lockheedmartin.com

     NOTE: Statements in this press release, including the statements relating to projected future financial performance, are considered forward-looking statements under the federal securities laws. Sometimes these statements will contain words such as "believes," "projects," "expects," "intends," "plans," "estimates," "outlook," "forecast," and other similar words. These statements are not guarantees of our future performance and are subject to risks and uncertainties. Numerous factors could cause our actual performance or achievements to differ materially from those we project.

     Actual results will be different from projected future financial results due to the inherent nature of projections and may be better or worse than projected. Given these uncertainties, you should not rely on forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this press release to reflect events or circumstances or changes in expectations or the occurrence of subsequent events.

     In addition to the factors set forth in our filings with the Securities and Exchange Commission (available for review at www.sec.gov), the following factors could affect the forward-looking statements: the ability to achieve or quantify savings for our customers or ourselves through business area streamlining, staff reductions, global cost-cutting program and other financial management programs; program performance; the ability to obtain or the timing of obtaining future government awards; the availability of government funding and customer requirements; difficulties in developing and making operational advanced technology systems in space and other business areas; economic conditions; competition; international business and political conditions domestically and internationally; timing of awards and contracts; timing and customer acceptance of product delivery and launches; the outcome of contingencies (including the completion of divestitures, litigation and environmental remediation). These are only some of the numerous factors which may affect the forward-looking statements in this press release.